Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Enact Holdings, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
Raleigh, North Carolina
May 3, 2021